VANGUARD AIRLINES, INC.
                  REGISTRATION RIGHTS AGREEMENT
                          MARCH 20, 1998

                        TABLE OF CONTENTS
                                                             Page
1.   General                                                    1
1.1  Definitions                                                1

2.   Restrictions on Transfer; Registration                     3
2.1  Restrictions on Transfer                                   4
2.2  Demand Registration                                        5
2.3  Piggyback Registrations                                    5
2.4  Form S3 Registration                                       6
2.5  Obligations of the Company                                 7
2.6  Furnish Information                                        9
2.7  Delay of Registration                                      9
2.8  Indemnification                                            9
2.9  Assignment of Registration Rights                         11
2.10 Termination of Registration Rights                        11
2.11 "Market Stand-Off" Agreement                              12

3.   Miscellaneous                                             12
3.1  Governing Law                                             12
3.2  Survival                                                  12
3.3  Successors and Assigns                                    12
3.4  Separability                                              12
3.5  Amendment and Waiver                                      12
3.6  Delays or Omissions                                       13
3.7  Notices                                                   13
3.8  Attorneys' Fees                                           13
3.9  Titles and Subtitles                                      13
3.10 Counterparts                                              13

                  REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the "Agreement") is entered into as of the 20th day of March, 1998, by and among Vanguard Airlines, Inc., a Delaware corporation (the "Company"), J.F. Shea Co., Inc., as nominee 1998-19 and The Hambrecht 1980 Revocable Trust (collectively, the "New Investors") and the holders of a majority of the registrable securities under the following agreements (the "Existing Investors," and together with the New Investors, the "Investors"): (i)_the Amended and Restated Investors' Rights Agreement dated as of August_24, 1994 by and among the Company, the Series_A Purchasers and the Series_B Purchasers (each as defined therein), (ii)_the Registration Rights Agreement dated April 30, 1997 (the "1997 Registration Rights Agreement") by and among the Company and the Holders (as defined therein), and (iii)_the Registration Rights Agreement dated as of September 9, 1996 (the "1996 Registration Rights Agreement") by and among the Company and the Holders (as defined therein) (collectively, the "Prior Agreements").

                             RECITALS

     WHEREAS, as a condition to their purchase of Units pursuant to a Unit Purchase Agreement of even date herewith by and among the Company and the New Investors (the "Unit Purchase Agreement"), the New Investors have requested that the Company extend to them certain registration rights as set forth below;

     WHEREAS, in order to facilitate the grant by the Company of additional rights, the Company and the respective Existing Investors desire to amend and restate the Prior Agreements and set forth in a single agreement the registration rights granted to the Investors; and

     WHEREAS, the Existing Investors agree to consolidate the Prior Agreements and to amend and restate all of their rights, obligations and privileges as follows;

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, and conditions set forth in this Agreement and the Unit Purchase Agreement, the parties mutually agree as follows:

1.  General.

          1.1.Definitions. As used in this Agreement the following terms shall have the following respective meanings:

          "1934 ACT" means the Securities Exchange Act of 1934, as amended.

          "1995 WARRANTS" means those certain Warrants for the Purchase of Shares of Common Stock of the Company issued during 1995 to Kenneth J. Wagnon, Daniel M. Carney, H&Q TSP Investors, L.P., Hambrecht & Quist London Ventures and Starwood Investments, L.P.

          "1996 WARRANTS" means those certain Warrants for the Purchase of Shares of Common Stock of the Company issued during 1996 to H&Q TSP Investors, L.P.

          "1997 WARRANTS" means those certain Warrants for the Purchase of Shares of Common Stock of the Company issued during 1997 to Kenneth J. Wagnon, Daniel M. Carney, H&Q TSP Investors, L.P., Hambrecht & Quist California and H&Q TSP II Investors, L.P.

          "CONVERTIBLE NOTES" means those certain Convertible Promissory Notes of the Company issued pursuant to that certain Note Exchange Agreement dated the date hereof by and among the Company and the Holders listed on Exhibit A attached thereto.

          "FAMILY MEMBER" means a Holder's spouse, siblings, children, stepchildren and grandchildren.

          "FINAL PROSPECTUS" means an amended prospectus filed with the SEC pursuant to SEC Rule 424(b) of the Securities Act.

          "HOLDER" means any person owning of record Registrable
Securities.

          "INITIATING HOLDERS" means the Holders of at least forty percent (40%) of the Registrable Securities then outstanding.

          "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

          "REGISTRABLE SECURITIES" means (i)_all shares of Common Stock issued or issuable upon conversion of the shares of Series A Preferred Stock issued pursuant to the Unit Purchase Agreement;
(ii)_all shares of Common Stock issued or issuable upon the exercise of Common Stock Purchase Warrants issued pursuant to the Unit Purchase Agreement; (iii)_all shares of Common Stock issued to the Investors and their affiliates in January 1998 pursuant to the Company's rights offering; (iv)_all shares of Common Stock issued or issuable pursuant to the exercise of the 1995 Warrants;
(v)_all shares of Common Stock issued or issuable pursuant to the exercise of the 1996 Warrants; (vi)_all shares of Common Stock issued or issuable pursuant to the exercise of the 1997 Warrants;
(vii)_all shares of Common Stock issued pursuant to the terms of the Confidential Private Placement Memorandum dated August 16, 1996 (the "1996 PPM"); (viii)_all shares of Common Stock issued or issuable upon the exercise of the Redeemable Common Stock Purchase Warrants issued pursuant to the 1996 PPM; (ix)_all shares of Common Stock issued pursuant to the Confidential Private Placement Memorandum dated April 1, 1997 (the "1997 PPM"); (x)_all shares of Common Stock issued or issuable pursuant to the exercise of the Redeemable Common Stock Purchase Warrants issued pursuant to the 1997 PPM; (xi)_all shares of Common Stock issued or issuable upon conversion of the Convertible Notes;
(xii)_all shares of Common Stock issued or issuable upon conversion of the Shares as defined in the Amended and Restated Investors' Rights Agreement dated August 24, 1994; and (xiii)_any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule_144 or sold in a private transaction in which the transferror's rights under this Agreement are not assigned.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

          "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          "SEC" or "COMMISSION" means the Securities and Exchange
Commission.

2.   Restrictions on Transfer; Registration

          2.1  Restrictions on Transfer.

               (a)  Each Holder agrees not to make any
disposition of all or any portion of the Registrable Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section_2.1, provided and to the extent such Sections are then applicable and:

                    (i)  There is then in effect a registration
statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                    (ii) Such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.

                    (iii) Notwithstanding the provisions of
paragraphs_(i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by (A) a Holder which is a partnership to its partners in accordance with partnership interests, (B) by a Holder that is a corporation to its stockholders or (C)_to the Holder's family member or trust for the benefit of an individual Holder, provided the transferee will be subject to the terms of this Section_2.1 to the same extent as if he were an original Holder hereunder.

               (b) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in this Agreement):

          THE SECURITIES REPRESENTED HEREBY HAVE NOT
          BEEN REGISTERED UNDER THE SECURITIES ACT OF
          1933, AS AMENDED (THE "ACT") OR THE LAWS OF
          ANY STATE.  THEY MAY NOT SOLD, OFFERED FOR
          SALE, PLEDGED, HYPOTHECATED OR OTHERWISE
          TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE
          REGISTRATION STATEMENT UNDER THE ACT, OR AN
          OPINION OF COUNSEL SATISFACTORY TO THE
          COMPANY THAT SUCH REGISTRATION IS NOT
          REQUIRED UNDER SUCH ACT OR UNLESS SOLD
          PURSUANT TO RULE_144 UNDER SUCH ACT.

               (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

               (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

          2.2  Demand Registration.

               (a)  Subject to the conditions of this
Section_2.2, if the Company shall receive at any time a written request from the Initiating Holders that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities, then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of Section_2.2(b), effect, as soon as practicable, the registration under the Securities Act of at least 25% of the Registrable Securities held by such Initiating Holders; provided, however, that the Company may register less than 25% of such Registrable Securities if the anticipated aggregate offering price, net of underwriting discounts and commissions, exceeds $5,000,000.

               (b)  If the Initiating Holders intend to
distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section_2.2 and the Company shall include such information in the written notice referred to in Section_2.2(a). In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section_2.2, if the underwriter advises the Company in writing that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

               (c) The Company shall not be obligated to effect more than two (2) registrations pursuant to this Section_2.2.

               (d) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section_2.2, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company no more than once in any one-year period.

               (e) All expenses incurred in connection with a registration pursuant to this Section_2.2 (excluding underwriters' discounts and commissions, which shall be paid by the selling Holders pro rata with respect to their included shares), including without limitation all registration, filing, qualification, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of a single counsel for the selling Holders, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section_2.2 if the registration request is subsequently withdrawn, unless the withdrawal of the registration request results from either
(a)_intentional actions by the Company outside the normal course of business that materially reduce the feasibility of the registration proceeding, or (b)_the discovery of information about the Company that was not known at the time of the Initiating Holders' request made pursuant to Section_2.2(a), and such information materially reduces the feasibility of the registration proceeding. If the Company is required to pay the registration expenses pursuant to this Section_2.2(e), then the Holders shall not forfeit their rights pursuant to this Section_2.2 to a demand registration.

               (f)  A request by the New Investors that the
Company effect a registration under the Unit Purchase Agreement shall not be deemed to be request for registration under this
Section 2.2.

          2.3  Piggyback Registrations.

               (a)  The Company shall notify all Holders in
writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans and corporate reorganizations) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. Notwithstanding anything to the contrary, the foregoing shall not apply to any registrations occurring on or after March 18, 2003.

               (b) If the registration statement under which the Company gives notice under this Section_2.3 is for an underwritten offering, the Company shall so advise the Holders. In such event, the right of any such Holder to be included in a registration pursuant to this Section_2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, except that in no event shall the amount of securities of the selling Holders included in the registration be reduced below twenty percent (20%) of the total amount of securities included in such registration.

               (c) The Company shall bear all fees and expenses incurred in connection with any registration under this Section
2.3 (excluding underwriters' discounts and commissions, which shall be paid by the selling Holders pro rata with respect to their included shares), including without limitation all registration, filing, qualification, printers' and accounting fees, fees and disbursements of counsel to the Company, and the reasonable fees and disbursements of a single counsel to the selling Holders (which counsel shall also be counsel to the Company unless counsel to the Company has a conflict of interest with respect to the representation of any selling Holder or the underwriters object to the selling Holders representation by Company counsel).

          2.4 Form S3 Registration. In case the Company shall receive at any time from the Holders of at least ten percent (10%) of the Registrable Securities a written request or requests that the Company effect a registration on Form S3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

               (b) use all reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section_2.4: (i)_if Form S-3 is not available under the Securities Act or rules or regulations promulgated thereunder for such offering by the Holders, (ii)_if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000,
(iii)_if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4, provided that, such right to defer the filing may be exercised by the Company no more than once in any twelve (12) month period,
(iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S3 for the Holders pursuant to this Section 2.4, or (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

               (c) Subject to the foregoing, the Company shall file a Form_S3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All such expenses incurred in connection with registrations requested pursuant to this Section_2.4 shall be paid by the selling Holders pro rata with respect to their included shares, including without limitation all registration, filing, qualification, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of a single counsel for the selling Holder or Holders.

               (d)  A request by the New Investors that the
Company effect a registration under the terms of the Unit
Purchase Agreement shall not be deemed to be a request for registration under this Section 2.4.

          2.5 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty
(120) days.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them that are included in such registration.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e)  In the event of any underwritten public
offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f)  Cause all such Registrable Securities
registered pursuant hereunder to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

               (g) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (h) Furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i)_an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and
(ii)_a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable
Securities.

          2.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

          2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article II.

          2.8  Indemnification.  In the event any Registrable
Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, shareholders, officers, directors, employees and agents of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i)_any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii)_the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii)_any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, shareholder, officer, director, employee, agent, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section_2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to the Company expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

               (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section_2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section_2.8 exceed the net proceeds from the offering received by such Holder.

               (c) Promptly after receipt by an indemnified party under this Section_2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section_2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party_similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section_2.8, but only to the extent that such indemnifying party is prejudiced with respect to a specific claim. The omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 2.8.

               (d) If the indemnification provided for in this Section_2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that, in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section_II(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

               (e) The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the Final Prospectus, such indemnity agreement shall not inure to the benefit of any person obligated under the Securities Act to furnish to the person asserting the loss, liability, claim or damage a copy of the Final Prospectus if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

               (f) The obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities pursuant to a registration statement, or otherwise.

          2.9 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Article II may be assigned by a Holder to a transferee or assignee of Registrable Securities; provided, however, that no such transferee or assignee shall be entitled to registration rights under Sections 2.2, 2.3 or 2.4 hereof unless such transferee or assignee: (i)_is a Holder; (ii)_holds after such transfer or assignment at least one hundred thousand (100,000) shares of Registrable Securities (as adjusted for stock dividends, splits and combinations); or (iii)_is a Family Member or a subsidiary, parent, general partner, limited partner, retired partner or shareholder of a Holder. In each such case, the Company shall, within twenty (20) days after such transfer, be furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned.

          2.10 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this
Section 2 after the time at which all Registrable Securities held by such Holder (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3)-month period without registration in compliance with Rule 144 of the Securities Act.

          2.11 "Market Stand-Off" Agreement. If requested by the Company and an underwriter of Common stock (or other securities) of the Company, a Purchaser shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Stockholder (other than those included in the registration) for a period specified by the underwriters not to exceed ninety_(90) days following the effective date of a registration statement of the Company filed under the Securities Act, provided, that all officers and directors of the Company and holders of at least ten percent_(10%) of the Company's voting securities enter into similar agreements. The obligations described in this Section_2.11 shall not apply to a registration relating solely to employee benefit plans on Form_S-1 or Form_S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule_145 transaction on Form_S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said ninety_(90) day period.

3.   MISCELLANEOUS.

          3.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

          3.2 Survival. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

          3.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

          3.4 Separability. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          3.5 Amendment and Waiver. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities (including for purposes of such calculation Common
Stock issuable upon the conversion, exchange or exercise of outstanding securities). Any amendment or waiver effected in accordance with this Section_3.5 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Agreement, Holders hereby agree to be bound by the provisions hereunder. This Agreement and the Unit Purchase Agreement contain the entire agreement of the parties with respect to the subject matter contained herein.

          3.6 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

          3.7 Notices. All notices required or permitted hereunder shall be in writing and be deemed to have been given or made for all purposes: (i)_upon personal delivery, (ii)_upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile, (iii)_one day after being sent, when sent by professional overnight courier service, or (iv)_five_(5) days after posting when sent by registered or certified mail. All communications shall be sent to the party to be notified at the address as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

          3.8 Attorneys' Fees. If legal action is brought to enforce or interpret this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and legal costs in connection therewith.

          3.9 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          3.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

                                   COMPANY:
                                   VANGUARD AIRLINES, INC.


                                   By:
                                   Title:
                                   Address:

                            INVESTORS:

J.F. SHEA CO, INC.                 The Hambrecht 1980

                                   Revocable Trust
By:                                By:
Title:                             Title:
Address:  675 Brea Canyon Road,    550 15th Street
          Suite 9                  San Francisco, CA 94103
          Walnut Canyon, CA 91789



HAMBRECHT & QUIST CALIFORNIA       H&Q TSP II INVESTORS, L.P.
By:                                By:
Title:                             Title:
Address:  One Bush Street          Address:  One Bush Street
San Francisco, CA 94104            San Francisco, CA 94104


H&Q TSP INVESTORS, L.P.
By:
Title:
Address:  One Bush Street
San Francisco, CA 94104

KENNETH J. WAGNON                  DANIEL M. CARNEY

Address:  3445 North Webb Rd.      Address:  8100 E. 22nd St.,
Wichita, KS  67226-8190            North Bldg. 1900
                                   Wichita, KS  67226-2319


STARWOOD INVESTMENTS, L.P.         H&Q LONDON VENTURES
By:                                By:
Title:                             Title:
Address:  1313 N. Webb Rd.,        Address:
          Suite 200
          Wichita, KS  67226